EXHIBIT 99.1

Aptose Biosciences Announces Completion of Acquisition by Hanmi Pharmaceutical

SAN DIEGO and TORONTO, June 30, 2026 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (TSX: APS and OTC: APTOF), a clinical-stage precision oncology company developing a tuspetinib (TUS)-based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), today announced the closing of the plan of arrangement (announced on November 19, 2025 and February 24, 2026) pursuant to which HS North America Ltd. (the “Purchaser”), a wholly owned subsidiary of Hanmi Pharmaceutical Co. Ltd. (“Hanmi”, and together with the Purchaser, the “Hanmi Purchasers”) acquired all of the issued and outstanding common shares of Aptose (the “Common Shares”) that were not currently owned or controlled by the Hanmi Purchasers or their respective affiliates (the “Arrangement”).

Under the terms of the amended and restated arrangement agreement among Aptose and the Hanmi Purchasers dated February 23, 2026, Aptose shareholders, other than the Hanmi Purchasers and their respective affiliates that hold any Common Shares, will receive C$2.41 in cash per Common Share, which represents a premium of 28% over Aptose’s 30-day VWAP of C$1.88 on the Toronto Stock Exchange (“TSX”) for the period immediately preceding entering into the Arrangement Agreement.

The Arrangement received approval from the Company’s shareholders at a special meeting held on March 31, 2026, and the Arrangement received final court approval on the same date. The Arrangement has also received the necessary regulatory approvals in Korea.

As a result of the Arrangement, the Common Shares are expected to be delisted from the TSX at the close of trading on or about July 3, 2026. The Company has submitted an application to cease to be a reporting issuer under applicable Canadian securities laws and to otherwise terminate the Company’s public reporting requirements in the United States and Canada.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

About Hanmi

Hanmi Pharmaceutical Co., Ltd. is a research-driven pharmaceutical company headquartered in Seoul, South Korea, and serves as the core operating subsidiary of Hanmi Science, the Group’s holding company. Founded in 1973, Hanmi is committed to developing innovative therapies that address significant unmet medical needs across oncology, metabolic and rare diseases, immunology, and inflammation. Hanmi Pharmaceutical’s pipeline spans innovative biologics and small-molecule candidates, supported by proprietary drug development platforms and a portfolio of established medicines. As part of the Hanmi Science Group, Hanmi Pharmaceutical actively pursues global partnerships and licensing collaborations with leading multinational pharmaceutical companies to advance its therapies to patients worldwide. For more information, please visit www.hanmipharm.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the Company’s clinical development plans, the clinical potential, anti-cancer activity, therapeutic potential and applications and safety profile of tuspetinib, clinical trials, statements relating to the completion of the Arrangement, and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: the possibility that the Common Shares will not be delisted from the TSX in accordance with the timing currently contemplated, and that the Common Shares may not be delisted at all, due to a failure to satisfy, in a timely manner or otherwise, conditions necessary to delist the Common Shares from the TSX or for other reasons.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com